CSAB 2006-2

$998,999,900

(Approximate)

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-2

Wells Fargo Bank, N.A.

Master Servicer and Trust Administrator

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-135481.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Credit Suisse

Underwriter

$998,999,900(Approximate)

CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-2

Pricing Information

Offered Certificates

Class	Approximate Certificate Balance ($)1	Bond Type	Coupon(2)	WAL(3)' (Years)	Principal Payment Window(4)	Expected Initial Target C/E(5)	Proposed Ratings (S&P/Moody's)	Day Count Convention
A-1-A	133,397,000	Senior / Fixed Rate	[TBD] %	0.90	1 - 22	7.30	AAA / Aaa	30/360
A-1-B	266,837,000	Senior / Adj. Rate	1 ML + [TBD] %	0.90	1 - 22	7.30	AAA / Aaa	Actual360
A-2	138,146,000	Senior / Adj. Rate	1 ML + [TBD] %	2.25	22 - 33	7.30	AAA/ Aaa	Actual/360
A-3	125,999,000	Senior / Adj. Rate	1 ML+ [TBD] %	3.40	33 - 52	7.30	AAA / Aaa	Actual/360
A-4	- 63,224,000	Senior / Fixed Rate	[TBD] %	5.00	52 -72	7.30	AAA / Aaa	30/360
A-5	59,459,900	Senior / Fixed Rate	[TBD] %	7.52	72 - 95	7.30	AAA / Aaa	30/360
A-6-A	143,460,000	Senior / Fixed Rate / NAS	[TBD] %	6.35	38 - 95	7.30	AAA / Aaa	30/360
A-6-B	5,977,000	Senior / Fixed Rate / NAS	[TBD] %	6.35	38 - 95	7.30	AAA / Aaa	30/360
M-l	28,000,000	Subordinate / Adj. Rate	1 ML + [TBD] %	5.25	37 - 95	4.50	AA / Aa2	Actual/360
M-2	12,500,000	Subordinate / Fixed Rate	[TBD] %	5.24	37 - 95	3.25	A+/ At	30/360
M-3	5,000,000	Subordinate / Fixed Rate	[TBD]%	5.24	37 - 95	2.75	A / A2	30/360
M-4	5,000,000	Subordinate / Fixed Rate	[TBD] %	5.23	37 - 95	2.25	A- / A3	30/360
M-5	7,000,000	Subordinate / Fixed Rate	[TBD] %	5.02	37 - 91	1.55	BBB / Baa2	30/360
M-6	5,000,000	Subordinate / Fixed Rate	[TBD] %	4.61	37 - 76	1.05	BBB- / Baa3	30/360
Total	998,999,000

Non-Offered Certificates
Class	Approximate Certificate Balance (S)	Bond Type	Coupon	WA1- (Years)	Principal Payment Window	Expected Initial Target C/E	Proposed Ratings (S&P/Moody's)	Day Count Convention
P	100	Senior / Prepayment Penalty	N/A	N/A	N/A	N/A	AAA/ NR	NA
X	-	Excess / Residual	N/A	N/A	N/A	N/A	NR/NR	NA
R	100	Senior/Residual	N/A	N/A	N/A	N/A	AAA/NR	NA
Total	200

(1)

Bond sizes are based on the September 1, 2006 mortgage loan balance (the “Cut-off Date Balance”).

(2)

The coupons are capped by the Net Funds Cap as described herein.  If the optional redemption is not exercised on the first optional redemption date, beginning with the following Distribution Date, the interest rate for each fixed rate certificate will be increased by 0.50% and the certificate margin for each adjustable rate certificates will be doubled (except for the Class M1 Certificates).  The certificate margin for the Class M1 Certificates will be 1.5 times the initial margin.

(3)

The Certificates will be priced to call assuming 100% of the Prospectus Prepayment Curve and assuming one-month LIBOR is 5.33%.  100% of the Prospectus Prepayment Curve (“PPC”) assumes 10.00% Constant Prepayment Rate (“CPR”) in the first month of the life of the mortgage loans ramped to 25.00% CPR over 12 months.  In the 12th month of the life of the mortgage loans and thereafter, 100% PPC assumes 25.00% CPR.

(4)

The expected initial target credit enhancement percentage includes the target overcollateralization of 1.05%.  As of the Closing Date, the initial overcollateralization will be approximately 0.10% of the Cut -off Date Balance.

(5)

An Interest Rate Cap will be purchased for the benefit of the Class A-1-B Certificates  (the “Class A-1-B Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class A-1-B Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class A-1-B Certificates but not credit losses on the mortgage loans.

(6)

Interest will accrue on the Class A-2 Certificates based upon one-month LIBOR plus the certificate margin, subject to a maximum pass-through rate of 11.00% per annum.  An Interest Rate Cap will be purchased for the benefit of the Class A-2 Certificates  (the “Class A-2  Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class A-2 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class A-2 Certificates but not credit losses on the mortgage loans.  The Class A-2 Certificates will possess a hard cap of 11.00%.

(7)

Interest will accrue on the Class A-3 Certificates based upon one-month LIBOR plus the certificate margin, subject to a maximum pass-through rate of 11.00% per annum.  An Interest Rate Cap will be purchased for the benefit of the Class A-3 Certificates  (the “Class A-3 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class A-3 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class A-3 Certificates but not credit losses on the mortgage loans.  The Class A-3 Certificates will possess a hard cap of 11.00%.

(8)

Interest will accrue on the Class M-1 Certificates based upon one-month LIBOR plus the certificate margin, subject to a maximum pass-through rate of 11.00% per annum. An Interest Rate Cap will be purchased for the benefit of the Class M-1 Certificates  (the “Class M-1 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class M-1 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class M-1 Certificates but not credit losses on the mortgage loans.

.

(9)

The Class A-6-A and Class A-6-B are non-accelerated Senior Certificates.

SUMMARY TERMS

Underwriter:	Credit Suisse Securities (USA) LLC.
Depositor:	Credit Suisse First Boston Mortgage Securities Corp.
Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.
Adjustable Rate Certificate:	The Adjustable Rate Certificates consist of the Class A-1-B, Class A-2, Class A-3 and Class M-1 Certificates.
Fixed Rate Certificates:	The Fixed Rate Certificates consist of the Class A-1-A, Class A-4, Class A-5, Class A-6-A, Class A-6-B, , Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.
Senior Certificates: Subordinate Certificates:

The Senior Certificates consist of Class A-1-A, Class A-1-B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6-A, Class A-6-B, and Class R Certificates, also referred to herein as the Class A Certificates.

The Subordinate Certificates consist of Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

Offered Certificates:

The Offered Certificates consist of the Class A-1-A, Class A-1-B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6-A, Class A-6-B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

Non-Offered Certificates:	The Non-Offered Certificates consist of the Class P, the Class X and the Class R Certificates.
SMMEA Treatment:	When issued, the Offered Certificates, other than the Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 are anticipated to constitute “mortgage related securities” for purposes of SMMEA.
ERISA Status:	It is expected that the Offered Certificates may be purchased by employee benefit plans that are subject to ERISA.
Federal Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.
Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream and the Euroclear System.
Statistical Calculation Date:	September 1, 2006.
Cut-off Date:	September 1, 2006.
Closing Date:	On or about September 29, 2006.
Investor Settlement:	On or about September 29, 2006.
Distribution Date:	25th day of each month (or, if not a business day, the next succeeding business day), commencing in October 2006.
Interest Accrual Period:

The Interest Accrual Period for each Distribution Date with respect to the Adjustable Rate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day count basis).  The Interest Accrual Period for each Distribution Date with regard to the Fixed Rate Certificates will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 day count basis).

Delay Days:	24 days with respect to the Offered Certificates other than the Adjustable Rate Certificates, and 0 days with respect to the Adjustable Rate Certificates.
Optional Termination:

The Optional Termination may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Prospectus Prepayment Speed:

100% PPC, describes prepayments starting at 10.00% Constant Prepayment Rate (CPR) in the first month of the life of the mortgage loans, increasing by approximately 1.3636% CPR per month to 25.00% CPR in the 12th month of the life of the mortgage loans, and remaining at 25.00% CPR thereafter.

Coupon/Margin Step-up:

If the Optional Termination is not exercised, the (i) Pass-Through Rate on the Fixed Rate Certificates will be increased by 50 basis points (ii) the Certificate Margin on the Adjustable Rate Certificates (except for the Class M-1 Certificates) will be doubled and (iii) the Certificate Margin on the Class M-1 Certificates will be 1.5 times the initial margin, in each case beginning on the Distribution Date following the first possible Optional Termination date, and subject to the Net Funds Cap.

Expense Fee Rate:	The per annum rate at which the servicing fee and any lender paid mortgage guaranty insurance premiums accrue.
Pass-Through Rate:

The Pass-Through Rate for the Adjustable Rate Certificates will be equal to the least of (i) one-month LIBOR plus the certificate margin (ii) 11.00% (except for the Class A-1-B Certificates) and (iii) the Net Funds Cap.  The Pass-Through Rate for the Fixed Rate Certificates will be equal to the lesser of (a) the fixed rate for such class and (b) the Net Funds Cap.

Optimal Interest Remittance Amount:

For any Distribution Date will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans in the group as of the first day of the related Collection Period divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount which did not arise as a result of a default or delinquency of such mortgage loans or were not taken into account in computing the Expense Fee Rate.

Net Funds Cap:

For any Distribution Date will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount on such date and (2) 12, and the denominator of which is the Aggregate Loan Balance for the immediately preceding Distribution Date, multiplied by, with respect to the Adjustable Rate Certificates only, (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Basis Risk Shortfall:

For any class of Offered Certificates, and any Distribution Date, the sum of:  (1) the excess, if any, of (a) the related Current Interest calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Funds Cap over (b) the related Current Interest for the applicable Distribution Date, (2) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates, and (3) interest for the related Accrual Period on the amount in clause (2) calculated on the basis of the applicable Pass-Through Rate of such class of certificates without regard to the application of the Net Funds Cap.

Net Mortgage Rate:	As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related Expense Fee Rate.
Principal and Interest Advancing:

The servicers will be obligated to make advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable (as described in the Prospectus Supplement).

Current Interest:

For any class of Offered Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related class principal balance during the related Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any interest shortfalls to the extent not covered by excess interest.

Carryforward Interest:

For any class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from the immediately preceding Distribution Date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Interest Remittance Amount:

For any Distribution Date, the sum of (1) all interest collected (other than payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period, the interest portion of related payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on such mortgage loans during the related Prepayment Period, less (x) expense fees with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicers, master servicer, the trust administrator or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicers or master servicer with respect to the related mortgage loans and Distribution Date, (3) the portion of any substitution amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that Distribution Date allocable to interest, and (4) all net liquidation proceeds (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) and recoveries, if any, collected with respect to such mortgage loans during the related Collection Period, to the extent allocable to interest.

Principal Remittance Amount:

The sum of (1) all principal collected (other than payaheads) or advanced in respect of scheduled payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee to the extent allocable to principal) and the principal portion of payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related prepayment period, (3) the outstanding principal balance of each such mortgage loan repurchased during the calendar month immediately preceding that Distribution Date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that Distribution Date allocable to principal, and (5) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and recoveries, if any, collected during the related Collection Period, to the extent allocable to principal.

Group A Calculation Percentage:

As to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the sum of the class principal balance of the Class A-6-A and Class A-6-B Certificates and the denominator of which is the aggregate class principal balance of the Class A-1-A, Class A-1-B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6-A, Class A-6-B, Class P and Class R Certificates, in each case prior to giving effect to distributions of principal on that Distribution Date.

Group A Lockout Percentage:	As to any Distribution Date, the applicable percentage set forth below for that Distribution Date:

Range of Distribution Dates

Lockout Percentage

October 2006 – September 2009

     0.00%

October 2009 – September 2011

   45.00%

October 2011 – September 2012

   80.00%

October 2012 – September 2013

100.00%

October 2013 and thereafter

300.00%

Credit Enhancement:	1. Excess cashflow.
2. Overcollateralization.
3. Subordination (see table below).

Class	Approximate Expected Initial Credit Enhancement*	Approximate Expected Initial Target Credit Enhancement*	Approximate Expected Final Target Credit Enhancement**
A	6.35%	7.30%	14.60%
M-1 M-2	3.55% 2.30%	4.50% 3.25%	9.00% 6.50%
M-3	1.80%	2.75%	5.50%
M-4 M-5	1.30% 0.60%	2.25% 1.55%	4.50% 3.10%
M-6	0.10%	1.05%	2.10%

*    Prior to Stepdown Date, based on Aggregate Loan Balance as of the Cut-off Date.

** After Stepdown Date, based on the Aggregate Loan Balance for the related Distribution Date.

Overcollateralization:	1. Before the Stepdown Date, the required overcollateralization amount is 1.05% of the Aggregate Loan Balance as of the Cut-off Date.
2. On and after the Stepdown Date, the required overcollateralization amount is 2.10% of the Aggregate Loan Balance for the related Distribution Date (subject to a Trigger Event).
3. The required overcollateralization amount is subject to a floor of 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

4.

On any Distribution Date on or after the Stepdown Date, if a Trigger Event occurs or is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount in effect for the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement Percentage:

With respect to any Distribution Date and the Senior Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Balance as of the first day of the related collection period.

Most Senior Enhancement Percentage:

With respect to any Distribution Date and any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of those classes which are lower in priority and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Balance as of the first day of the related collection period.

Stepdown Date:

The earlier to occur of (x) the first Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates are reduced to zero and (y) the later to occur of (i) the Distribution Date in October 2009 and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans in the related loan group during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to approximately 14.60%.

Trigger Event:

A Trigger Event will occur for any Distribution Date if either:

(i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage for the most senior class of certificates then outstanding:

Class

Percentage

Class A Certificates

[   ]%

Class M-1 Certificates

[   ]%

Class M-2 Certificates

[   ]%

Class M-3 Certificates

[   ]%

Class M-4 Certificates

[   ]%

Class M-5 Certificates

[   ]%

Class M-6 Certificates

[   ]%

or

(ii) the cumulative realized losses as a percentage of the Aggregate Loan Balance as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates

Cumulative Loss Percentage

October 2008 – September 2009

[   ]%*

October 2009 – September 2010

[   ]%*

October 2010 – September 2011

[   ]%*

October 2011 – September 2012

[   ]%*

October 2012 and thereafter

[   ]%*

*  The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Source for Calculation of One-Month Libor:	Telerate Page 3750.
Deferred Amount:

For any class of Subordinate Certificates and Distribution Date, will equal the amount by which (x) the aggregate of the applied loss amounts previously applied in reduction of the class principal balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and increases to the class principal balance thereof due to recoveries.

Overcollateralization Commencement Date:	The November 2006 Distribution Date.
Distributions to I. Certificateholders:

On each Distribution Date, the Interest Remittance Amount will be paid according the following order of priority:

1.    Concurrently, to the Class A Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such class and such Distribution Date;

2.     To the Class M-1 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

3.    To the Class M-2 Certificates, Current Interest and any Carryforward Interest for such class and such

       Distribution Date;

4.     To the Class M-3 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

5.     To the Class M-4 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

6.     To the Class M-5 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

7.     To the Class M-6 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

8.     For application as part of monthly excess cash flow (such amount “Monthly Excess Interest”).

II.	Before the Stepdown Date or while a Trigger Event is in effect, the Principal Remittance Amount shall be allocated according to the following priority:

1.

To the Class R Certificates, until their class principal balance is reduced to zero;

2.

On the first Distribution Date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, until the class principal balance is reduced to zero;

3.

To the Class A-6-A and Class A-6-B Certificates, the Group A Lockout Percentage of the Group A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, pro rata based on the class principal balance, until their respective class principal balances are reduced to zero;

4.

To the Class A-1-A and the Class A-1-B Certificates, pro rata based on the class principal balance, until their respective class principal balances are reduced to zero;

5.

Sequentially, to the Class A-2, the Class A-3, the Class A-4, the Class A-5 Certificates, in that order, until their respective class principal balances are reduced to zero;

6.

To the Class A-6-A and Class A-6-B Certificates, prorata based on the class principal balance, until their respective class principal balances are reduced to zero;

7.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in that order, until their respective class principal balances are reduced to zero; and

8.

For application as part of monthly excess cash flow.

III.

On and after the Stepdown Date (assuming no Trigger Event is in effect), the Principal Remittance Amount shall be allocated according to the following priority (in each case, up to the related principal payment amount calculated in accordance with the Target Credit Enhancement percentages):

1.

On the first Distribution Date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, until the class principal balance is reduced to zero;

2.

To the Class A-6-A and Class A-6-B Certificates, the Group A Lockout Percentage of the Group A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, prorata based on the class principal balance, until their respective class principal balances are reduced to zero;

3.

To the Class A-1-A and the Class A-1-B Certificates, prorata based on the class principal balance, until their respective class principal balances are reduced to zero;

4.

Sequentially, to the Class A-2, the Class A-3, the Class A-4 , the Class A-5 Certificates, in that order, until their respective class principal balances are reduced to zero;

5.

To the Class A-6-A and Class A-6-B Certificates, prorata based on the class principal balance, until their respective class principal balances are reduced to zero;

6.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in that order, until their respective class principal balances are reduced to zero; and

7.

For application as part of monthly excess cash flow.

Nothwithstanding the above, in the event that the class principal balance of all Subordinate Certificates and the overcollateralization amount have been reduced to zero, principal distributions to the Class A Certificates will be distributed pro rata based on their respective class principal balance.

IV.	Any amount remaining after distributions in clauses I, II and III above shall be distributed to the certificates in the following order of priority:
1. For the first Distribution Date, 100% of the Monthly Excess Interest will be released to the Class X;

2. (A) Until the aggregate class principal balance of the certificates equals the Aggregate Loan Balance for such Distribution Date minus the targeted overcollateralization amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the certificates, in the following order of priority:

(a) To the Class A-6-A and Class A-6-B Certificates, the Group A Lockout Percentage of the Group A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, prorata based on the class principal balance, until their respective class principal balances are reduced to zero;

(b) To the Class A-1-A and the Class A-1-B Certificates, prorata based on the class principal balance, until their respective class principal balances are reduced to zero;

(c) Sequentially, to the Class A-2, the Class A-3, the Class A-4 , the Class A-5 Certificates, in that order, until their respective class principal balances are reduced to zero;

(d) To the Class A-6-A and Class A-6-B Certificates, prorata based on the class principal balance, until their respective class principal balances are reduced to zero;

(e) To the Class M-1 Certificates, until the class principal balance has been reduced to zero;

(f) To the Class M-2 Certificates, until the class principal balance has been reduced to zero;

(g) To the Class M-3 Certificates, until the class principal balance has been reduced to zero;

(h) To the Class M-4 Certificates, until the class principal balance has been reduced to zero;

(i) To the Class M-5 Certificates, until the class principal balance has been reduced to zero;

(j) To the Class M-6 Certificates, until the class principal balance has been reduced to zero; and

    (B) On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event                                          is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth in subclause III above, after giving effect to the distribution of the principal payment amount for such date, in accordance with the priorities set forth therein;

3.    To the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, respectively, any Deferred Amount;

4.    To the Class A Certificates, pro rata based on amounts due (after giving effect to any payments applicable to Basis Risk Shortfall paid from the Class A-1-B, Class A-2 and Class A-3 Interest

       Rate Caps to their related Certificates), any applicable Basis Risk Shortfall for such class;

5.     To the Class M-1 Certificates  (after giving effect to any payments applicable to Basis Risk

        Shortfall paid from Class M-1 Interest Rate Cap), any applicable Basis Risk Shortfall for such class;

6.     To the Class M-2 Certificates, any applicable Basis Risk Shortfall for such class;

7.     To the Class M-3 Certificates, any applicable Basis Risk Shortfall for such class;

8.     To the Class M-4 Certificates, any applicable Basis Risk Shortfall for such class;

9.     To the Class M-5 Certificates, any applicable Basis Risk Shortfall for such class;

10.   To the Class M-6 Certificates, any applicable Basis Risk Shortfall for such class;

11.   To the Basis Risk Reserve Fund, any amounts required pursuant to the pooling and servicing agreement to be deposited therein;

12.   To the Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

13.   To the Class R Certificates, any remaining amount.

Amounts paid under the Interest Rate Cap Agreements not used on the related Distribution Date to cover Basis Risk Shortfalls to the Class A-1-B, Class A-2, Class A-3 and Class M-1 Certificates, as applicable, will be first used to cover Basis Risk Shortfalls on the remaining Classes of Class A Certificates, pro rata, according to the amount of Basis Risk Shortfalls due to such class, and second, to cover Basis Risk Shortfalls on the Subordinate Certificates sequentially.  Any remaining amounts will be released to the

Class X Certificateholders.

WEIGHTED AVERAGE LIFE TABLES

To Call

Class A-1-A	25 PPC	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
WAL (yrs)	3.39	1.73	1.18	0.90	0.73	0.61	0.53
Principal Window (mths)	1 - 102	1 - 45	1 - 30	1 - 22	1 - 18	1 - 15	1 - 12
Class A-1-B
WAL (yrs)	3.39	1.73	1.18	0.90	0.73	0.61	0.53
Principal Window (mths)	1 - 102	1 - 45	1 - 30	1 - 22	1 - 18	1 - 15	1 - 12
Class A-2
WAL (yrs)	11.36	4.82	3.06	2.25	1.78	1.46	1.23
Principal Window (mths)	102 - 168	45 - 75	30 - 46I	22 - 33_	18 - 26	15 - 21	12 - 18
Class A-3
WAL (yrs)	17.05	9.49	4.96	3.40	2.51	2.05	1.71

Principal Window (mths)	168 - 246	75 - 152	46 - 79	33 - 52	26 - 35_	21 - 29	18 - 24
Class A-4
WAL (yrs)	22.18	14.19	9.30	5.00	3.53	2.60	2.16
Principal Window (mths)	246 - 275	152 - 179	79 - 128	52 - 72	35 - 49	29 - 34	24 - 28
Class A-5
WAL (yrs)	22.91	14.91	10.66	7.52	4.98	3.36	2.53
Principal Window (mths)	275 - 275	179 - 179	128 - 128	72 - 95	49 - 74	34 - 50	28 - 33
Class A-6-A
WAL (yrs)	9.40	7.83	7.00	6.35	5.49	4.68	3.80
Principal Window (mths)	37 - 275	37 - 179	37 - 128	38 - 95	39 - 74	41 - 60	33 - 50
Class A-6-B
WAL (yrs)	9.40	7.83	7.00	6.35	5.49	4.68	3.80
Principal Window (mths)	37 - 275	37 - 179	37 - 128	138 - 95	39 - 74	41 - 60	33 - 50
Class M-1
WAL (yrs)	16.54	10.17	7.02	5.25	4.31	3.83	3.63
Principal Window (mths)	114 - 275	61 - 179	41 - 1281	37 - 95	38 - 74	39 - 601	40 - 50
Class M-2
WAL (yrs)	16.54	10.17		5.24	4.29	3.77	3.51
Principal Window (mths)	114 - 275	61 - 179	7.021
41 - 128	37 - 95	38 - 74	38 - 60	39 - 50
-Class M-3
WAL (yrs)	16.54	10.17	7.02	5.24	4.28	3.74	3.48
Principal Window (mths)	114 - 275	61 - 179	41 - 1281	37 - 95I	37 - 74	38 - 60	39 - 50
Class M-4
WAL (yrs)	16.51	10.15	7.00	5.23	4.25	3.73	3.42

Principal Window (mths)	114 - 275	61 - 179	41 - 128		37 - 74	38 - 60	38 - 50
Class M-5
WAL (yrs)	16.12	9.82	6.74	5.02	4.09	3.58	3.30
Principal Window (mths)	114 - 268	61 - 172	41 - 1221	37 - 91	37 - 71	37 - 57	38 - 47
Class M-6
WAL (yrs)	15.16	9.13	6.181	4.61	3.77	3.30	3.10
Principal Window	114 - 237	61 - 148	41 - 103	37 - 76	37 - 59_	37 - 48	37 - 40

WEIGHTED AVERAGE LIFE TABLES

TO MATURITY

Class A-1-A		25 PPC	50 PPC	75 PPC	100 ppc	125 ppc	150 ppc	175 ppc
[	WAL (yrs) Principal Window (mths)I	3.39 1 - 1021	1.73 1 - 45,	1.18	0.90	0.73	0.61	0.53
				1 - 30	1 - 22E	1 - 18	1 - 15	1 - 12
	Class A-1-B
	WAL (yrs)'	3.39	1.731	1.18	0.90	0.73	0.61	0.53'
	Principal Window (mths)	1 - 102	1 - 45	1 - 30	1 - 22	1 - 18	1 - 15	1 - 12
	Class A-2
	WAL (yrs)'	11.36	4.82	3.06	2.25	1.78	1.46	1.23
	Principal Window (mths)	102 - 168	45 - 75	30 - 46	22 - 33	18 - 26I	15 - 21	12 - 18
	Class A-3
	WAL (yrs)	17.05	9.49	4.96	3.40	2.51	2.05	1.71
	Principal Window (mths)	168 - 246	75 - 152	46 - 79	33 - 52	26 - 35I	21 - 29	18 - 24
	Class A-4
	WAL (yrs)	22.55	14.57	9.48	5.00	3.53	2.60	2.16
	Principal Window (mths)	246 - 297	152 - 204	79 - 143	52 - 72	35 - 49	29 - 34	24 - 28
	Class A-5
	WAL (yrs)	27.14	21.00	15.30	10.71	5.64	3.36	2.53
	Principal Window (mths)	297 - 354	204 - 328	143 - 265	72 - 206	49 - 163	34 - 50	28 - 33
	Class A-6-A
	WAL (yrs)I	9.41	7.85	7.06	6.69		5.73	4.651
	Principal Window (mths)	37 - 352	37 - 326	37 - 263	38 - 203	6.54 39 - 161	41 - 134	33 - 111
	Class A-6-B
	WAL (yrs)	9.41	7.85	7.06	6.69	6.54	5.73	4.65
	Principal Window (mths)	37 - 352	37 - 326	37 - 263	38 - 203	39 - 161	41 - 134	33 - 111
	Class M-1
	WAL (yrs)	17.06	10.81	7:47	5.62	4.61	4.07	3.82
	Principal Window (mths)	114 - 327	61 - 248	41 - 178	37 - 136	38 - 107	39 - 87	40 - 72
	Class M-2
	WAL (yrs)	16.90	10.58	7.30	5.48	4.47	3.91	3.62
	Principal Window (mths)	114 - 309	61 - 219	41 - 156	37 - 118	38 - 92	38 - 75	39 - 62
	Class M-3
	WAL (yrs)	16.73	10.37 61 - 1971	7.15	5.35	4.37	3.81	3.52
	Principal Window (mths)	114 - 292		41 - 140	37 - 106	37 - 82I	38 - 66	39 - 55
	Class M-4
	WAL (yrs) Principal Window (mths)I	16.54	10.18	7.02	5.24	4.26	3.74	3.42
		114 - 282	61 - 186	41 - 132	37 - 99	37 - 77	38 - 62	38 - 51
	Class M-5
	WAL (yrs)	16.12	9.82	6.74	5.02	4.09	3.58	3.30
	Principal Window (mths)	114 - 268	61 - 172	41 - 1221	37 - 91	37 - 71	37 - 57	38 - 47
	Class M-6
	WAL (yrs)	15.16	9.13	6.18	4.61	3.77	3.30	3.10
	Principal Window (mths)	114 - 237	61 - 148	41 - 103	37 - 76	37 - 59	37 - 48	37 - 40

Forward Libor/EXCESS SPREAD - 100% PPC to Call

Period	Distribution Date			Excess Spread	Distribution Period Date		Forward LIBOR	Excess Spread
		Forward LIBOR	Static LIBOR	Forward LIBOR				Static LIBOR	Forward LIBOR
1	10/25/2006	5.330%	1.865%	1.865%	48	9/25/2010	5.263%	1.244%	1.252%
2	11/25/2006	5.366%	1.353%	1.332%	49	10/25/2010	5.264%	1.257%	1.264%
3	12/25/2006	5.402%	1.459%	1.419%	50	11/25/2010	5.266%	1.230%	1.237%
4	1/25/2007	5.397%	1.364%	1.325%	51	12/25/2010	5.268%	1.238%	1.243%
5	2/25/2007	5.383%	1.369%	1.338%	52	1/25/2011	5.270%	1.217%	1.220%
6	3/25/2007	5.386%	1.673%	1.644%	53	2/25/2011	5.273%	1.215%	1.218%
7	4/25/2007	5.308%	1.380%	1.392%	54	3/25/2011	5.276%	1.247%	1.250%
8	5/25/2007	5.273%	1.484%	1.514%	55	4/25/2011	5.281%	1.215%	1.218%
9	6/25/2007	5.250%	1.391%	1.435%	56	5/25/2011	5.286%	1.226%	1.229%
10	7/25/2007	5.208%	1.493%	1.558%	57	6/25/2011	5.291%	1.216%	1.218%
11	8/25/2007	5.160%	1.400%	1.492%	58	7/25/2011	5.298%	1.227%	1.229%
12	9/25/2007	5.130%	1.398%	1.506%	59	8/25/2011	5.305%	1.217%	1.218%
13	10/25/2007	5.131%	1.492%	1.595%	60	9/25/2011	5.313%	1.217%	1.218%
14	11/25/2007	5.142%	1.396%	1.496%	61	10/25/2011	5.322%	1.229%	1.229%
15	12/25/2007	5.157%	1.488%	1.577%	62	11/25/2011	5.330%	1.221%	1.221%
16	1/25/2008	5.173%	1.393%	1.475%	63	12/25/2011	5.338%	1.235%	1.234%
17	2/25/2008	5.189%	1.391%	1.465%	64	1/25/2012	5.344%	1.227%	1.226%
18	3/25/2008	5.204%	1.573%	1.634%	65	2/25/2012	5.349%	1.230%	1.229%
19	4/25/2008	5.217%	1.388%	1.446%	66	3/25/2012	5.352%	1.255%	1.254%
20	5/25/2008	5.227%	1.477%	1.527%	67	4/25/2012	5.355%	1.237%	1.235%
21	6/25/2008	5.232%	1.385%	1.434%	68	5/25/2012	5.356%	1.251%	1.249%
22	7/25/2008	5.230%	1.472%	1.520%	69	6/25/2012	5.355%	1.244%	1.242%
23	8/25/2008	5.221%	1.380%	1.434%	70	7/25/2012	5.353%	1.258%	1.256%
24	9/25/2008	5.203%	1.376%	1.437%	71	8/25/2012	5.350%	1.251%	1.250%
25	10/25/2008	5.177%	1.455%	1.523%	72	9/25/2012	5.344%	1.254%	1.254%
26	11/25/2008	5.151%	1.368%	1.448%	73	10/25/2012	5.337%	1.270%	1.269%
27	12/25/2008	5.125%	1.441%	1.527%	74	11/25/2012	5.332%	1.264%	1.264%
28	1/25/2009	5.102%	1.359%	1.454%	75	12/25/2012	5.327%	1.279%	1.279%
29	2/25/2009	5.082%	1.354%	1.454%	76	1/25/2013	5.324%	1.274%	1.274%
30	3/25/2009	5.065%	1.558%	1.651%	77	2/25/2013	5.323%	1.279%	1.279%
31	4/25/2009	5.052%	1.344%	1.448%	78	3/25/2013	5.323%	1.316%	1.316%
32	5/25/2009	5.044%	1.403%	1.502%	79	4/25/2013	5.326%	1.289%	1.289%
33	6/25/2009	5.040%	1.334%	1.433%	80	5/25/2013	5.330%	1.305%	1.305%
34	7/25/2009	5.043%	1.388%	1.477%	81	6/25/2013	5.336%	1.300%	1.300%
35	8/25/2009	5.052%	1.326%	1.411%	82	7/25/2013	5.344%	1.317%	1.316%
36	9/25/2009	5.067%	1.322%	1.397%	83	8/25/2013	5.355%	1.312%	1.310%
37	10/25/2009	5.089%	1.366%	1.428%	84	9/25/2013	5.367%	1.318%	1.316%
38	11/25/2009	5.112%	1.301%	1.359%	85	10/25/2013	5.382%	1.335%	1.332%
39	12/25/2009	5.135%	1.342%	1.389%	86	11/25/2013	5.396%	1.328%	1.324%
40	1/25/2010	5.156%	1.291%	1.333%	87	12/25/2013	5.409%	1.342%	1.337%
41	2/25/2010	5.176%	1.285%	1.320%	88	1/25/2014	5.420%	1.335%	1.330%
42	3/25/2010	5.195%	1.395%	1.421%	89	2/25/2014	5.430%	1.339%	1.333%
43	4/25/2010	5.213%	1.274%	1.297%	90	3/25/2014	5.439%	1.374%	1.369%
44	5/25/2010	5.228%	1.302%	1.320%	91	4/25/2014	5.446%	1.346%	1.340%
45	6/25/2010	5.241%	1.262%	1.278%	92	5/25/2014	5.452%	1.361%	1.354%
46	7/25/2010	5.251%	1.285%	1.297%	93	6/25/2014	5.456%	1.355%	1.347%
47	8/25/2010	5.259%	1.250%	1.260%	94	7/25/2014	5.458%	1.369%	1.362%
					95	8/25/2014	5.459%	1.363%	1.356%

AVAILABLE FUNDS CAP –  CLASS A-1-B CERTIFICATES, 90% PPC, ACT/360

			Actual		Cap Payment	Net Funds Cap Without Cap	Effective Net Funds Cap
Period		Date	Days	LIBOR (%)	Rate (%)	Payment (%)	Including Cap Payment (%)
	1	25-Oct-06	26	5.33	0.00	N/A	N/A
	2	25-Nov-06	31	20	13.12	6.98	20.10
	3	25-Dec-06	30	20	12.89	7.21	20.10
	4	25-Jan-07	31	20	13.12	6.98	20.10
	5	25-Feb-07	31	20	13.12	6.98	20.10
	6	25-Mar-07	28	20	12.38	7.72	20.10
	7	25-Apr-07	31	20	13.12	6.98	20.10
	8	25-May-07	30	20	12.89	7.21	20.10
	9	25-Jun-07	31	20	13.12	6.98	20.10
	10	25-Jul-07	30	20	12.89	7.21	20.10
	11	25-Aug-07	31	20	13.12	6.98	20.10
	12	25-Sep-07	31	20	13.12	6.98	20.10
	13	25-Oct-07	30	20	12.89	7.21	20.10
	14	25-Nov-07	31	20	13.12	6.98	20.10
	15	25-Dec-07	30	20	12.89	7.21	20.10
	16	25-Jan-08	31	20	13.12	6.98	20.10
	17	25-Feb-08	31	20	13.12	6.98	20.10
	18	25-Mar-08	29	20	12.64	7.46	20.10
	19	25-Apr-08	31	20	13.12	6.98	20.10
	20	25-May-08	30	20	12.89	7.21	20.10
	21	25-Jun-08	31	20	13.12	6.98	20.10
	22	25-Jul-08	30	20	12.89	7.21	20.10
	23	25-Aug-08	31	20	13.12	6.98	20.10
	24	25-Sep-08	31	20	13.12	6.98	20.10
	25	25-Oct-08	30	20	12.89	7.21	20.10

AVAILABLE FUNDS CAP –  CLASS A-2 CERTIFICATES, 90% PPC, ACT/360

			Actual		Cap Payment	Net Funds Cap Without Cap	Effective Net Funds Cap
Period		Date	Days	LIBOR (%)	Rate (%)	Payment (%)	Including Cap Payment (%)
	1	25-Oct-06	26	5.33	0.00	N/A	N/A
	2	25-Nov-06	31	20	3.02	6.98	10.00
	3	25-Dec-06	30	20	2.79	7.21	10.00
	4	25-Jan-07	31	20	3.02	6.98	10.00
	5	25-Feb-07	31	20	3.02	6.98	10.00
	6	25-Mar-07	28	20	2.28	7.72	10.00
	7	25-Apr-07	31	20	3.02	6.98	10.00
	8	25-May-07	30	20	2.79	7.21	10.00
	9	25-Jun-07	31	20	3.02	6.98	10.00
	10	25-Jul-07	30	20	2.79	7.21	10.00
	11	25-Aug-07	31	20	3.02	6.98	10.00
	12	25-Sep-07	31	20	3.02	6.98	10.00
	13	25-Oct-07	30	20	2.79	7.21	10.00
	14	25-Nov-07	31	20	3.02	6.98	10.00
	15	25-Dec-07	30	20	2.79	7.21	10.00
	16	25-Jan-08	31	20	3.02	6.98	10.00
	17	25-Feb-08	31	20	3.02	6.98	10.00
	18	25-Mar-08	29	20	2.54	7.46	10.00
	19	25-Apr-08	31	20	3.02	6.98	10.00
	20	25-May-08	30	20	2.79	7.21	10.00
	21	25-Jun-08	31	20	3.02	6.98	10.00
	22	25-Jul-08	30	20	2.79	7.21	10.00
	23	25-Aug-08	31	20	3.02	6.98	10.00
	24	25-Sep-08	31	20	3.02	6.98	10.00
	25	25-Oct-08	30	20	2.79	7.21	10.00
	26	25-Nov-08	31	20	3.02	6.98	10.00
	27	25-Dec-08	30	20	2.79	7.21	10.00
	28	25-Jan-09	31	20	3.02	6.98	10.00
	29	25-Feb-09	31	20	3.02	6.98	10.00
	30	25-Mar-09	28	20	2.27	7.73	10.00
	31	25-Apr-09	31	20	3.02	6.98	10.00
	32	25-May-09	30	20	2.79	7.21	10.00
	33	25-Jun-09	31	20	3.02	6.98	10.00
	34	25-Jul-09	30	20	2.79	7.21	10.00
	35	25-Aug-09	31	20	3.02	6.98	10.00
	36	25-Sep-09	31	20	3.02	6.98	10.00

AVAILABLE FUNDS CAP –  CLASS A-3 CERTIFICATES, 90% PPC, ACT/360

			Actual		Cap Payment	Net Funds Cap Without Cap	Effective Net Funds Cap
Period		Date	Days	LIBOR (%)	Rate (%)	Payment (%)	Including Cap Payment (%)
	1	25-Oct-06	26	5.33	0.00	N/A	N/A
	2	25-Nov-06	31	20	3.02	6.98	10.00
	3	25-Dec-06	30	20	2.79	7.21	10.00
	4	25-Jan-07	31	20	3.02	6.98	10.00
	5	25-Feb-07	31	20	3.02	6.98	10.00
	6	25-Mar-07	28	20	2.28	7.72	10.00
	7	25-Apr-07	31	20	3.02	6.98	10.00
	8	25-May-07	30	20	2.79	7.21	10.00
	9	25-Jun-07	31	20	3.02	6.98	10.00
	10	25-Jul-07	30	20	2.79	7.21	10.00
	11	25-Aug-07	31	20	3.02	6.98	10.00
	12	25-Sep-07	31	20	3.02	6.98	10.00
	13	25-Oct-07	30	20	2.79	7.21	10.00
	14	25-Nov-07	31	20	3.02	6.98	10.00
	15	25-Dec-07	30	20	2.79	7.21	10.00
	16	25-Jan-08	31	20	3.02	6.98	10.00
	17	25-Feb-08	31	20	3.02	6.98	10.00
	18	25-Mar-08	29	20	2.54	7.46	10.00
	19	25-Apr-08	31	20	3.02	6.98	10.00
	20	25-May-08	30	20	2.79	7.21	10.00
	21	25-Jun-08	31	20	3.02	6.98	10.00
	22	25-Jul-08	30	20	2.79	7.21	10.00
	23	25-Aug-08	31	20	3.02	6.98	10.00
	24	25-Sep-08	31	20	3.02	6.98	10.00
	25	25-Oct-08	30	20	2.79	7.21	10.00
	26	25-Nov-08	31	20	3.02	6.98	10.00
	27	25-Dec-08	30	20	2.79	7.21	10.00
	28	25-Jan-09	31	20	3.02	6.98	10.00
	29	25-Feb-09	31	20	3.02	6.98	10.00
	30	25-Mar-09	28	20	2.28	7.73	10.00
	31	25-Apr-09	31	20	3.02	6.98	10.00
	32	25-May-09	30	20	2.79	7.21	10.00
	33	25-Jun-09	31	20	3.02	6.98	10.00
	34	25-Jul-09	30	20	2.79	7.21	10.00
	35	25-Aug-09	31	20	3.02	6.98	10.00
	36	25-Sep-09	31	20	3.02	6.98	10.00
	37	25-Oct-09	30	20	2.79	7.21	10.00
	38	25-Nov-09	31	20	3.02	6.98	10.00
	39	25-Dec-09	30	20	2.79	7.21	10.00
	40	25-Jan-10	31	20	3.02	6.98	10.00
	41	25-Feb-10	31	20	3.02	6.98	10.00
	42	25-Mar-10	28	20	2.27	7.73	10.00
	43	25-Apr-10	31	20	3.02	6.98	10.00
	44	25-May-10	30	20	2.79	7.21	10.00
	45	25-Jun-10	31	20	3.02	6.98	10.00
	46	25-Jul-10	30	20	2.79	7.21	10.00
	47	25-Aug-10	31	20	3.02	6.98	10.00
	48	25-Sep-10	31	20	3.02	6.98	10.00
	49	25-Oct-10	30	20	2.79	7.21	10.00
	50	25-Nov-10	31	20	3.02	6.98	10.00
	51	25-Dec-10	30	20	2.79	7.21	10.00
	52	25-Jan-11	31	20	3.02	6.98	10.00
	53	25-Feb-11	31	20	3.02	6.98	10.00
	54	25-Mar-11	28	20	2.27	7.73	10.00
	55	25-Apr-11	31	20	3.02	6.98	10.00
	56	25-May-11	30	20	2.79	7.21	10.00
	57	25-Jun-11	31	20	3.02	6.98	10.00
	58	25-Jul-11	30	20	2.79	7.21	10.00
	59	25-Aug-11	31	20	3.02	6.98	10.00

AVAILABLE FUNDS CAP –  CLASS M-1 CERTIFICATES, 90% PPC ACT/360

				Net Funds Effective Net						Effective Net Net Funds Funds Cap Cap Without Including
			Cap	Cap Without Funds Cap					Cap
	Actual		Payment	Cap Payment Including Cap			Actual		Payment	Cap Payment Cap Payment
Period Date	Days LIBOR (%)		Rate (%)	(%)	Payment (%)	Period Date	Days LIBOR (%)		Rate (%)	(%)	(%)
1 25-Oct-06	26	5.33	0.00	N/A	N/A	54 25-Mar-11	28	20	1.77	7.73	9.50
2 25-Nov-06	31	20	2.52	6.98	9.50	55 25-Apr-11	31	20	2.52	6.98	9.50
3 25-Dec-06	30	20	2.29	7.21	9.50	56 25-May-11	30	20	2.29	7.21	9.50
4 25-Jan-07	31	20	2.52	6.98	9.50	57 25-Jun-11	31	20	2.52	6.98	9.50
5 25-Feb-07	31	20	2.52	6.98	9.50	58 25-Jul-11	30	20	2.29	7.21	9.50
6 25-Mar-07	28	20	1.78	7.72	9.50	59 25-Aug-11	31	20	2.52	6.98	9.50
7 25-Apr-07	31	20	2.52	6.98	9.50	60 25-Sep-11	31	20	2.52	6.98	9.50
8 25-May-07	30	20	2.29	7.21	9.50	61 25-Oct-11	30	20	2.29	7.21	9.50
9 25-Jun-07	31	20	2.52	6.98	9.50	62 25-Nov-11	31	20	2.52	6.98	9.50
10 25-Jul-07	30	20	2.29	7.21	9.50	63 25-Dec-11	30	20	2.29	7.21	9.50
11 25-Aug-07	31	20	2.52	6.98	9.50	64 25-Jan-12	31	20	2.52	6.98	9.50
12 25-Sep-07	31	20	2.52	6.98	9.50	65 25-Feb-12	31	20	2.52	6.98	9.50
13 25-Oct-07	30	20	2.29	7.21	9.50	66 25-Mar-12	29	20	2.04	7.46	9.50
14 25-Nov-07	31	20	2.52	6.98	9.50	67 25-Apr-12	31	20	2.52	6.98	9.50
15 25-Dec-07	30	20	2.29	7.21	9.50	68 25-May-12	30	20	2.29	7.21	9.50
16 25-Jan-08	31	20	2.52	6.98	9.50	69 25-Jun-12	31	20	2.52	6.98	9.50
17 25-Feb-08	31	20	2.52	6.98	9.50	70 25-Jul-12	30	20	2.29	7.21	9.50
18 25-Mar-08	29	20	2.04	7.46	9.50	71 25-Aug-12	31	20	2.52	6.98	9.50
19 25-Apr-08	31	20	2.52	6.98	9.50	72 25-Sep-12	31	20	2.52	6.98	9.50
20 25-May-08	30	20	2.29	7.21	9.50	73 25-Oct-12	30	20	2.29	7.21	9.50
21 25-Jun-08	31	20	2.52	6.98	9.50	74 25-Nov-12	31	20	2.52	6.98	9.50
22 25-Jul-08	30	20	2.29	7.21	9.50	75 25-Dec-12	30	20	2.29	7.21	9.50
23 25-Aug-08	31	20	2.52	6.98	9.50	76 25-Jan-13	31	20	2.52	6.98	9.50
24 25-Sep-08	31	20	2.52	6.98	9.50	77 25-Feb-13	31	20	2.52	6.98	9.50
25 25-Oct-08	30	20	2.29	7.21	9.50	78 25-Mar-13	28	20	1.77	7.73	9.50
26 25-Nov-08	31	20	2.52	6.98	9.50	79 25-Apr-13	31	20	2.52	6.98	9.50
27 25-Dec-08	30	20	2.29	7.21	9.50	80 25-May-13	30	20	2.29	7.21	9.50
28 25-Jan-09	31	20	2.52	6.98	9.50	81 25-Jun-13	31	20	2.52	6.98	9.50
29 25-Feb-09	31	20	2.52	6.98	9.50	82 25-Jul-13	30	20	2.29	7.21	9.50
30 25-Mar-09	28	20	1.78	7.73	9.50	83 25-Aug-13	31	20	2.52	6.98	9.50
31 25-Apr-09	31	20	2.52	6.98	9.50	84 25-Sep-13	31	20	2.52	6.98	9.50
32 25-May-09	30	20	2.29	721	9.50	85 25-Oct-13	30	20	2.29	7.21	9.50
33 25-Jun-09	31	20	2.52	6.98	9.50	86 25-Nov-13	31	20	2.52	6.98	9.50
34 25-Jul-09	30	20	2.29	7.21	9.50	87 25-Dec-13	30	20	2.29	7.21	9.50
35 25-Aug-09	31	20	2.52	6.98	9.50	88 25-Jan-14	31	20	2.52	6.98	9.50
36 25-Sep-09	31	20	2.52	6.98	9.50	89 25-Feb-14	31	20	2.52	6.98	9.50
37 25-Oct-09	30	20	2.29	7.21	9.50	90 25-Mar-14	28	20	1.77	7.73	9.50
38 25-Nov-09	31	20	2.52	6.98	9.50	91 25-Apr-14	31	20	2.52	6.98	9.50
39 25-Dec-09	30	20	2.29	7.21	9.50	92 25-May-14	30	20	2.29	7.21	9.50
40 25-Jan-10	31	20	2.52	6.98	9.50	93 25-Jun-14	31	20	2.52	6.98	9.50
41 25-Feb-10	31	20	2.52	6.98	9.50	94 25-Jul-14	30	20	2.29	7.21	9.50
42 25-Mar-10	28	20	1.77	7.73	9.50	95 25-Aug-14	31	20	2.52	6.98	9.50
43 25-Apr-10	31	20	2.52	6.98	9.50	96 25-Sep-14	31	20	2.52	6.98	9.50
44 25-May-10	30	20	2.29	7.21	9.50	97 25-Oct-14	30	20	2.29	7.21	9.50
45 25-Jun-10	31	20	2.52	6.98	9.50	98 25-Nov-14	31	20	2.52	6.98	9.50
46 25-Jul-10	30	20	2.29	7.21	9.50	99 25-Dec-14	30	20	2.29	7.21	9.50
47 25-Aug-10	31.	20	2.52	6.98	9.50	100 25-Jan-15	31	20	2.52	6.98	9.50
48 25-Sep-10	31	20	2.52	6.98	9.50	101 25-Feb-15	31	20	2.52	6.98	9.50
49 25-Oct-10	30	20	2.29	7.21	9.50	102 25-Mar-15	28	20	1.77	7.73	9.50
50 25-Nov-10	31	20	2.52	6.98	9.50	103 25-Apr-15	31	20	2.52	6.98	9.50
51 25-Dec-10	30	20	2.29	7.21	9.50	104 25-May-15	30	20	2.29	7.21	9.50
52 25-Jan-11	31	20	2.52	6.98	9.50	105 25-Jun-15	31	20	2.52	6.98	9.50
53 25-Feb-11	31	20	2.52	6.98	9.50	106 25-Jul-15	30	20	2.29	7.21	9.50

CLASS A-1-B INTEREST RATE CAP

Period	Date	Notional Balance	LIBOR Strike	LIBOR Cap	Corridor (bps)
1	10/25/2006	N/A	N/A	N/A	N/A
2	11/25/2006	$257,679,192	6.876%	N/A	N/A
3	12/25/2006	$247,614,129	7.109%	N/A	N/A
4	1/25/2007	$236,934,379	6.876%	N/A	N/A
5	2/25/2007	$225,663,629	6.876%	N/A	N/A
6	3/25/2007	$213,840,189	7.624%	N/A	N/A
7	4/25/2007	$201,507,806	6.877%	N/A	N/A
8	5/25/2007	$188,709,505	7.109%	N/A	N/A
9	6/25/2007	$175,813,332	6.877%	N/A	N/A
10	7/25/2007	$163,129,628	7.109%	N/A	N/A
11	8/25/2007	$150,708,514	6.877%	N/A	N/A
12	9/25/2007	$138,545,915	6.877%	N/A	N/A
13	10/25/2007	$126,639,727	7.110%	N/A	N/A
14	11/25/2007	$114,985,311	6.877%	N/A	N/A
15	12/25/2007	$103,577,294	7.110%	N/A	N/A
16	1/25/2008	$92,410,415	6.877%	N/A	N/A
17	2/25/2008	$81,479,527	6.877%	N/A	N/A
18	3/25/2008	$70,779,590	7.358%	N/A	N/A
19	4/25/2008	$60,305,670	6.877%	N/A	N/A
20	5/25/2008	$50,052,941	7.110%	N/A	N/A
21	6/25/2008	$40,016,675	6.877%	N/A	N/A
22	7/25/2008	$30,192,247	7.110%	N/A	N/A
23	8/25/2008	$20,575,130	6.877%	N/A	N/A
24	9/25/2008	$11,160,892	6.877%	N/A	N/A
25	10/25/2008	$1,945,194	7.110%	N/A	N/A

CLASS A-2 INTEREST RATE CAP

Period		Date	Notional Balance	LIBOR Strike	LIBOR Cap	Corridor (bps)
1		10/25/2006	N/A	N/A	N/A	N/A
2		11/25/2006	$138,146,000	6.976%	10.000%	302.4
3		12/25/2006	$138,146,000	7.209%	10.000%	279.1
4		1/25/2007	$138,146,000	6.976%	10.000%	302.4
5		2/25/2007	$138,146,000	6.976%	10.000%	302.4
6		3/25/2007	$138,146,000	7.724%	10.000%	227.6
7		4/25/2007	$138,146,000	6.977%	10.000%	302.3
8		5/25/2007	$138,146,000	7.209%	10.000%	279.1
9		6/25/2007	$138,146,000	6.977%	10.000%	302.3
10		7/25/2007	$138,146,000	7.209%	10.000%	279.1
11		8/25/2007	$138,146,000	6.977%	10.000%	302.3
12		9/25/2007	$138,146,000	6.977%	10.000%	302.3
13		10/25/2007	$138,146,000	7.210%	10.000%	279.0
14		11/25/2007	$138,146,000	6.977%	10.000%	302.3
15		12/25/2007	$138,146,000	7.210%	10.000%	279.0
16		1/25/2008	$138,146,000	6.977%	10.000%	302.3
17		2/25/2008	$138,146,000	6.977%	10.000%	302.3
18		3/25/2008	$138,146,000	7.458%	10.000%	254.2
19		4/25/2008	$138,146,000	6.977%	10.000%	302.3
20		5/25/2008	$138,146,000	7.210%	10.000%	279.0
21		6/25/2008	$138,146,000	6.977%	10.000%	302.3
22		7/25/2008	$138,146,000	7.210%	10.000%	279.0
23		8/25/2008	$138,146,000	6.977%	10.000%	302.3
24		9/25/2008	$138,146,000	6.977%	10.000%	302.3
25		10/25/2008	$138,146,000	7.210%	10.000%	279.0
26	""	11/25/2008	$127,532,255	6.977%	10.000%	302.3
27		12/25/2008	$114,282,620	7.210%	10.000%	279.0
28		1/25/2009	$101,307,751	6.978%	10.000%	302.2
29		2/25/2009	$88,881,344	6.978%	10.000%	302.2
30		3/25/2009	$76,775,934	7.725%	10.000%	227.5
31		4/25/2009	$64,929,977	6.978%	10.000%	302.2
32		5/25/2009	$53,337,945	7.210%	10.000%	279.0
33		6/25/2009	$41,994,425	6.978%	10.000%	302.2
34		7/25/2009	$30,894,122	7.210%	10.000%	279.0
35		8/25/2009	$20,031,851	6.978%	10.000%	302.2
36		9/25/2009	$9,402,541	6.978%	10.000%	302.2

CLASS A-3 INTEREST RATE CAP

Period	Date	Notional Balance	LIBOR Strike	LIBOR Cap	Corridor (bps)
1	10/25/2006	N/A	N/A	N/A	N/A
2	11/25/2006	$125,999,000	6.976%	10.000%	302.4
3	12/25/2006	$125,999,000	7.209%	10.000%	279.1
4	1/25/2007	$125,999,000	6.976%	10.000%	302.4
5	2/25/2007	$125,999,000	6.976%	10.000%	302.4
6	3/25/2007	$125,999,000	7.724%	10.000%	227.6
7	4/25/2007	$125,999,000	6.977%	10.000%	302.3
8	5/25/2007	$125,999,000	7.209%	10.000%	279.1
9	6/25/2007	$125,999,000	6.977%	10.000%	302.3
10	7/25/2007	$125,999,000	7.209%	10.000%	279.1
11	8/25/2007	$125,999,000	6.977%	10.000%	302.3
12	9/25/2007	$125,999,000	6.977%	10.000%	302.3
13	10/25/2007	$125,999,000	7.210%	10.000%	279.0
14	11/25/2007	$125,999,000	6.977%	10.000%	302.3
15	12/25/2007	$125,999,000	7.210%	10.000%	279.0
16	1/25/2008	$125,999,000	6.977%	10.000%	302.3
17	2/25/2008	$125,999,000	6.977%	10.000%	302.3
18	3/25/2008	$125,999,000	7.458%	10.000%	254.2
19	4/25/2008	$125,999,000	6.977%	10.000%	302.3
20	5/25/2008	$125,999,000	7.210%	10.000%	279.0
21	6/25/2008	$125,999,000	6.977%	10.000%	302.3
22	7/25/2008	$125,999,000	7.210%	10.000%	279.0
23	8/25/2008	$125,999,000	6.977%	10.000%	302.3
24	9/25/2008	$125,999,000	6.977%	10.000%	302.3
25	10/25/2008	$125,999,000	7.210%	10.000%	279.0
26	11/25/2008	$125,999,000	6.977%	10.000%	302.3
27	12/25/2008	$125,999,000	7.210%	10.000%	279.0
28	1/25/2009	$125,999,000	6.978%	10.000%	302.2
29	2/25/2009	$125,999,000	6.978%	10.000%	302.2
30	3/25/2009	$125,999,000	7.725%	10.000%	227.5
31	4/25/2009	$125,999,000	6.978%	10.000%	302.2
32	5/25/2009	$125,999,000	7.210%	10.000%	279.0
33	6/25/2009	$125,999,000	6.978%	10.000%	302.2
34	7/25/2009	$125,999,000	7.210%	10.000%	279.0
35	8/25/2009	$125,999,000	6.978%	10.000%	302.2
36	9/25/2009	$125,999,000	6.978%	10.000%	302.2
37	10/25/2009	$125,000,223	7.2t0%	10.000%	279.0
38	11/25/2009	$121,403,561	6.978%	10.000%	302.2
39	12/25/2009	$114,346,927	7.211%	10.000%	278.9
40	1/25/2010	$107,458,978	6.978%	10.000%	302.2
41	2/25/2010	$100,735,951	6.978%	10.000%	302.2
42	3/25/2010	$94,174,167	7.726%	10.000%	227.4
43	4/25/2010	$87,770,026	6.978%	10.000%	302.2
44	5/25/2010	$81,520,007	7.211%	10.000%	278.9
45	6/25/2010	$75,420,664	6.978%	10.000%	302.2
46	7/25/2010	$69,468,627	7.211%	10.000%	278.9
47	8/25/2010	$63,660,596	6.978%	10.000%	302.2
48	9/25/2010	$57,993,347	6.978%	10.000%	302.2
49	10/25/2010	$52,463,723	7.211%	10.000%	278.9
50	11/25/2010	$47,068,320	6.978%	10.000%	302.2
51	12/25/2010	$41,804,446	7.211%	10.000%	278.9
52	1/25/2011	$36,669,146	6.979%	10.000%	302.1
53	2/25/2011	$31,659,529	6.979%	10.000%	302.1
54	3/25/2011	$26,772,177	7.726%	10.000%	227.4
55	4/25/2011	$22,004,938	6.979%	10.000%	302.1
56	5/25/2011	$17,355,103	7.211%	10.000%	278.9
57	6/25/2011	$12,820,023	6.979%	10.000%	302.1
58	7/25/2011	$8,397,107	7.211%	10.000%	278.9
59	8/25/2011	$4,073,313	6.979%	10.000%	302.1

CLASS M-1 INTEREST RATE CAP

		Notional	LIBOR	LIBOR	Corridor			Notional	LIBOR LIBOR Corridor
Period	Date	Balance	Strike	Cap	(bps)	Period	Date	Balance	Strike Cap (bps)
1	10/25/2006	N/A	N/A	N/A	N/A	54	3/25/2011	18,135,293	7.726%	9.500%	177.4
2	11/25/2006	$28,000,000	6.976%	9.500%	252.4	55	4/25/2011	17,741,177	6.979%	9.500%	252.1
3	12/25/2006	$28,000,000	7.209%	9.500%	229.1	56	5/25/2011	17,355,538	7.211%	9.500%	228.9
4	1/25/2007	$28,000,000	6.976%	9.500%	252.4	57	6/25/2011	16,978,196	6.979%	9.500%	252.1
5	2/25/2007	$28,000,000	6.976%	9.500%	252.4	58	7/25/2011	16,608,973	7.211%	9.500%	228.9
6	3/25/2007	$28,000,000	7.724%	9.500%	177.6	59	8/25/2011	16,246,815	6.979%	9.500%	252.1
7	4/25/2007	$28,000,000	6.977%	9.500%	252.3	60	9/25/2011	15,892,465	6.979%	9.500%	252.1
8	5/25/2007	$28,000,000	7.209%	9.500%	229.1	61	10/25/2011	15,545,745	7.212%	9.500%	228.8
9	6/25/2007	$28,000,000	6.977%	9.500%	252.3	62	11/25/2011	15,206,497	6.979%	9.500%	252.1
10	7/25/2007	$28,000,000	7.209%	9.500%	229.1	63	12/25/2011	14,874,567	7.212%	9.500%	228.8
11	8/25/2007	$28,000,000	6.977%	9.500%	252.3	64	1/25/2012	14,549,797	6.979%	9.500%	252.1
12	9/25/2007	$28,000,000	6.977%	9.500%	252.3	65	2/25/2012	14,232,036	6.979%	9.500%	252.1
13	10/25/2007	$28,000,000	7.210%	9.500%	229.0	66	3/25/2012	13,921,132	7.461%	9.500%	203.9
14	11/25/2007	$28,000,000	6.977%	9.500%	252.3	67	4/25/2012	13,616,938	6.979%	9.500%	252.1
15	12/25/2007	$28,000,000	7.210%	9.500%	229.0	68	5/25/2012	13,319,313	7.212%	9.500%	228.8
16	1/25/2008	$28,000,000	6.977%	9.500%	252.3	69	6/25/2012	13,028,113	6.979%	9.500%	252.1
17	2/25/2008	$28,000,000	6.977%	9.500%	252.3	70	7/25/2012	12,743,203	7.212%	9.500%	228.8
18	3/25/2008	$28,000,000	7.458%	9.500%	204.2	71	8/25/2012	12,464,447	6.979%	9.500%	252.1
19	4/25/2008	$28,000,000	6.977%	9.500%	252.3	72	9/25/2012	12,191,713	6.980%	9.500%	252.0
20	5/25/2008	$28,000,000	7.210%	9.500%	229.0	73	10/25/2012	11,924,873	7.212%	9.500%	228.8
21	6/25/2008	$28,000,000	6.977%	9.500%	252.3	74	11/25/2012	11,663,800	6.980%	9.500%	252.0
22	7/25/2008	$28,000,000	7.210%	9.500%	229.0	75	12/25/2012	11,408,370	7.212%	9.500%	228.8
23	8/25/2008	$28,000,000	6.977%	9.500%	252.3	76	1/25/2013	11,158,463	6.980%	9.500%	252.0
24	9/25/2008	$28,000,000	6.977%	9.500%	252.3	77	2/25/2013	10,913,960	6.980%	9.500%	252.0
25	10/25/2008	$28,000,000	7.210%	9.500%	229.0	78	3/25/2013	10,674,746	7.728%	9.500%	177.2
26	11/25/2008	$28,000,000	6.977%	9.500%	252.3	79	4/25/2013	10,440,706	6.980%	9.500%	252.0
27	12/25/2008	$28,000,000	7.210%	9.500%	229.0	80	5/25/2013	10,211,730	7.213%	9.500%	228.7
28	1/25/2009	$28,000,000	6.978%	9.500%	252.2	81	6/25/2013	9,987,710	6.980%	9.500%	252.0
29	2/25/2009	$28,000,000	6.978%	9.500%	252.2	82	7/25/2013	9,768,539	7.213%	9.500%	228.7
30	3/25/2009	$28,000,000	7.725%	9.500%	177.5	83	8/25/2013	9,554,113	6.980%	9.500%	252.0
31	4/25/2009	$28,000,000	6.978%	9.500%	252.2	84	9/25/2013	9,344,330	6.980%	9.500%	252.0
32	5/25/2009	$28,000,000	7.210%	9.500%	229.0	85	10/25/2013	9,139,091	7.213%	9.500%	228.7
33	6/25/2009	$28,000,000	6.978%	9.500%	252.2	86	11/25/2013	8,938,297	6.980%	9.500%	252.0
34	7/25/2009	$28,000,000	7.210%	9.500%	229.0	87	12/25/2013	8,741,855	7.213%	9.500%	228.7
35	8/25/2009	$28,000,000	6.978%	9.500%	252.2	88	1/25/2014	8,549,670	6.980%	9.500%	252.0
36	9/25/2009	$28,000,000	6.978%	9.500%	252.2	89	2/25/2014	8,361,650	6.980%	9.500%	252.0
37	10/25/2009	$28,000,000	7.210%	9.500%	229.0	90	3/25/2014	8,177,707	7.728%	9.500%	177.2
38	11/25/2009	$25,756,807	6.978%	9.500%	252.2	91	4/25/2014	7,997,753	6.981%	9.500%	251.9
39	12/25/2009	$25,199,057	7.211%	9.500%	228.9	92	5/25/2014	7,821,702	7.213%	9.500%	228.7
40	1/25/2010	$24,653,276	6.978%	9.500%	252.2	93	6/25/2014	7,649,471	6.981%	9.500%	251.9
41	2/25/2010	$24,119,208	6.978%	9.500%	252.2	94	7/25/2014	7,480,977	7.213%	9.500%	228.7
42	3/25/2010	$23,596,603	7.726%	9.500%	177.4	95	8/25/2014	7,316,139	6.981%	9.500%	251.9
43	4/25/2010	$23,085,217	6.978%	9.500%	252.2	96	9/25/2014	7,154,881	6.981%	9.500%	251.9
44	5/25/2010	$22,584,810	7.211%	9.500%	228.9	97	10/25/2014	6,997,123	7.214%	9.500%	228.6
45	6/25/2010	$22,095,149	6.978%	9.500%	252.2	98	11/25/2014	6,842,792	6.981%	9.500%	251.9
46	7/25/2010	$21,616,003	7.211%	9.500%	228.9	99	12/25/2014	6,691,814	7.214%	9.500%	228.6
47	8/25/2010	$21,147,149	6.978%	9.500%	252.2	100	1/25/2015	6,544,115	6.981%	9.500%	251.9
48	9/25/2010	$20,688,367	6.978%	9.500%	252.2	101	2/25/2015	6,399,627	6.981%	9.500%	251.9
49	10/25/2010	$20,239,441	7.211%	9.500%	228.9	102	3/25/2015	6,258,280	7.729%	9.500%	177.1
50	11/25/2010	$19,800,137	6.978%	9.500%	252.2	103	4/25/2015	6,120,005	6.981%	9.500%	251.9
51	12/25/2010	$19,370,274	7.211%	9.500%	228.9	104	5/25/2015	5,984,738	7.214%	9.500%	228.6
52	1/25/2011	$18,949,652	6.979%	9.500%	252.1	105	6/25/2015	5,852,414	6.982%	9.500%	251.8
53	2/25/2011	$18,538,072	6.979%	9.500%	252.1	106	7/25/2015	5,722,968	7.214%	9.500%	228.6

CLASS A-1-B INTEREST RATE CAP

The Class A-1-B Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month Libor and over (2) the Strike Rate (as shown above) for such period.

CLASS A-1-B INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class A-1-B Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS A-2 INTEREST RATE CAP

The Class A-2 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS A-2 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class A-2 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS A-3 INTEREST RATE CAP

The Class A-3 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS A-3 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class A-3 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS M-1 INTEREST RATE CAP

The Class M-1 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS M-1 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class M-1 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.